Exhibit 10.31

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

with Andrew P. Blocher

THIS AMENDMENT TO CHANGE IN CONTROL AGREEMENT (this “Amendment”), effective as of January 1, 2009, by and between FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust (“Employer”), and ANDREW P. BLOCHER (“Employee”), amends that certain Change in Control Agreement dated as of February 12, 2007, by and between Employer and Employee (the “Change in Control Agreement”).

A.      Employer, acting through its Board of Trustees, and Employee have determined that it is in the best interest of Employer and Employee to modify the Change in Control Agreement to reflect the requirements of the final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Change in Control Agreement as follows:

1.      Section 1(a)(v) of the Change in Control Agreement is hereby amended as follows:

(a)	by deleting the words “Employee’s employment with employer is terminated” in the first sentence thereof and replacing it with the following: “Employee incurs a Separation of Service (as defined herein)”;

(b)	by deleting the word “termination:”in the first sentence thereof and replacing it with the following: “Separation of Service:”;

(c)	by deleting the words “date of such termination of Employee’s employment” at the end thereof and replacing it with the following: “Employee’s Termination Date (as defined herein)”.

2.      Section 1(b) of the Change in Control Agreement is hereby amended by deleting the words “Employee’s employment with Employer is terminated” in the introductory paragraph and replacing it with the following: “Employee incurs a Separation of Service”.

3.      Section 1(b)(i)(B) is hereby deleted in its entirety and the following is substituted therefore:

(B)	by Employee for “Good Reason” within six (6) months following the occurrence of one or more of the following events which has continued uncured for a period of not less than thirty (30) days following written notice given by Employee to the Employer within ninety (90) days after such event occurs, unless in any case Employee specifically agrees in writing that such event shall not be Good Reason:”.

4.      Section 1(b)(ii) of the Change in Control Agreement is hereby amended as follows:

(a)	by deleting the words “employment shall be terminated” in the third full sentence thereof beginning “For purposes of this Agreement” and replacing it with the following: “Separation from Service shall occur”;

(b)	by deleting the words “termination of employment” in the last sentence thereof and replacing it with the following: “Separation from Service; and

(c)	by deleting “(“Termination Date”)” at the end thereof.

5.      Section 1(c) of the Change in Control Agreement is hereby amended as follows:

(a)	by re-titling the section “Payment of Benefits upon Separation from Service”; and

(b)	by deleting the words “Employee’s employment with Employer is terminated” in the introductory paragraph and replacing it with the following: “Employee incurs a Separation from Service.”

6.      Section 1(c)(i) of the Change in Control Agreement is hereby amended as follows:

(a)      by inserting at the end of the first sentence thereof the following: “which amount shall be paid as soon as possible and in any event within two and one-half (2 1/2) months following the end of the year in which the Termination Date occurs”; and

(b)      by inserting at the end of the fourth full sentence thereof beginning “Payment also will be made” the following language: “, with payment to be made within sixty (60) days after the Employee’s Termination Date”.

7.      Section 1(c)(iii) of the Change in Control Agreement is hereby amended by inserting after the word “conditions” the following: “(and according to the same timing for payment and taxation).”

8.      Section 1(c)(iv) of the Change in Control Agreement is hereby amended by inserting after the words “six (6) months” at the end thereof the following: “subject to any limitations and restrictions that are required to exempt such outplacement services from Code Section 409A.”

9.      Section 1 of the Change in Control Agreement is hereby amended by adding at the end thereof a new Section 1(h) as follows:

(h)	Certain Definitions. For purposes of this Change in Control Agreement, in addition to the capitalized terms defined elsewhere, the following capitalized terms have the meanings indicated unless the context clearly requires otherwise:

(i)	“Separation from Service” means the termination of services provided by Employee to the Employer, whether voluntarily or involuntarily, as determined by the Board in accordance with Treasury Regulation Section 1.409A-1(h), as amended from time to time; and

(ii)	“Termination Date” means the date upon which the Employee incurs a Separation from Service from the Employer.

10.    Section 4 of the Change in Control Agreement entitled “Tax; Withholding” is hereby deleted in its entirety and the following is substituted therefor:

4.

Tax; Withholding; Code Section 409A. Notwithstanding anything herein to the contrary, the Employee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Change in Control Agreement (including any taxes arising under Section 409A of the Code). Employer may withhold from any benefits payable under this Change in Control Agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes (other than any excise tax imposed under Section 4999 of the Code or any similar tax to which the indemnity provisions of Section 1(d) of this Change in Control Agreement shall apply) as shall be required pursuant to any law or governmental regulation or ruling.

(a)	This Change in Control Agreement is intended to comply with (or be exempt from) Code Section 409A, and the Employer shall have complete discretion to interpret and construe this Change in Control Agreement and any associated documents in any manner that establishes an exemption from (or otherwise conforms them to) the requirements of Code Section 409A. If, for any reason including imprecision in drafting, the Change in Control Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, the provision shall be considered ambiguous and shall be interpreted by the Employer in a fashion consistent herewith, as determined in the sole and absolute discretion of the Employer. Notwithstanding anything to the contrary contained herein, the Employer reserves the right to unilaterally amend this Change in Control Agreement without the consent of Employee in order to accurately reflect its correct interpretation and operation to maintain an exemption from or compliance with Code Section 409A.

(b)	Neither the Employer, nor their affiliates, nor any of their directors, agents, or employees shall have any obligation to indemnify or otherwise hold the Employee harmless from any or all of such taxes. Notwithstanding anything herein to the contrary, if the Employer determines that any amounts that become due under this Change in Control Agreement as a result of Employee’s termination of employment constitute “nonqualified deferred compensation” within the meaning of Section 409A, payment of such amounts shall not commence until the Employee incurs a Separation from Service. If, at the time of Employee’s Separation from Service, Employee is a “specified employee” (under Code Section 409A), any amount that the Employer determines constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A that becomes payable to Employee on account of the Employee’s Separation from Service will not be paid until after the earlier of: (i) the expiration of the six (6) month period measured from the date of the Employee’s Separation from Service with the Employer; or (ii) the date of the Employee’s death (the “409A Suspension Period”). Within fourteen (14) calendar days after the end of the 409A Suspension Period, the Employee shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence, without interest. Thereafter, the Employee shall receive any remaining benefits as if there had not been an earlier delay. For the purposes of this Change in Control Agreement, each payment that is part of a series of installment payments shall be treated as a right to a series of separate payments within the meaning of Code Section 409A.

11.    As amended hereby, the Change in Control Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to Change in Control Agreement to be effective as of the day and year indicated above.

/s/ Andrew P. Blocher
Andrew P. Blocher

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Dawn M. Becker
Dawn M. Becker Executive Vice President-General Counsel and Secretary